CERTIFICATE OF INCORPORATION

                                          OF

                                  MW COMPANIES INC.


                    The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

                    1. The name of this corporation (hereinafter called the "corporation") is MW Companies Inc.

                    2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                    3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                    4. The total number of shares of stock which the corporation shall have the authority to issue is Fifty-Five Million (55,000,000), of which Fifty Million (50,000,000) shares shall be Common Stock of the par value of One Cent ($.01) per share, and Five Million (5,000,000) shares shall be Preferred Stock, issuable in series, of the par value of One Cent ($.01) per share, amounting in the aggregate to Five Hundred Fifty Thousand Dollars ($550,000).

                                     COMMON STOCK
                                     ------------

                         A. Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Every holder of the Common Stock shall have one vote for each share of such stock held by him for the election of directors and upon all other matters.

                         B. In the event of liquidation, dissolution, or winding up of the corporation, the par value of all Preferred Stock, together with all dividends declared thereon and remaining unpaid to the date fixed for distribution of Preferred Stock, shall be paid in full before any class of Common Stock or any part thereof or any dividend thereon is paid.


                                   PREFERRED STOCK
                                   ---------------

                         A. The shares of the Preferred Stock may be issued in one or more series as may be fixed from time to time by the Board of Directors, each of such series to be distinctively designated. The Board of Directors is authorized to fix from time to time before issuance the designations and the powers, preferences and relative rights, and the qualifications, limitations or restrictions of the shares of each series of the Preferred Stock, respectively, except for such provisions as are applicable to all shares of the Preferred Stock irrespective of series.

                         B. All shares of any particular series of Pre-ferred Stock shall be alike in every particular, and all shares of all series shall rank equally. The shares of Preferred Stock of different series may vary as to:

                              (1)  The designation of series:

                              (2)  The annual dividend rate;

                              (3)  The dividend payment dates and the date
                         from which dividends shall be cumulative, if cum-ulative;

                              (4)  The sum payable per share upon the dis-
                         solution, liquidation or winding up of the corporation;

                              (5)  Whether or not the shares shall be
                         redeemable, and if made redeemable, the redemption price or prices per share and the manner of effecting a redemption;

                              (6) Whether or not the shares of each series shall be made convertible into or exchangeable for other securities of the corporation, and if made convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, and the adjustments, if any, at which such conversion or exchange may be made;

                              (7)  Whether or not there shall be a sinking
                         fund, or other fund analogous thereto, with respect to the shares of each series and the terms and provisions of such fund, if any; and

                              (8)  Any other relative, participating,
                         optional or other rights, preferences or limitations of the shares of each series, not inconsistent with the provisions applicable to all shares of the Preferred Stock irrespective of series.

                         C. The following provisions shall apply to all shares of the Preferred Stock irrespective of series:

                              (1)  The holders of the Preferred Stock of
                         each series at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate fixed for such series and no more. Such dividends shall be payable quarter-yearly in cash, stock or other property on such dividend dates as may be fixed for said series, and, if cumulative, shall be cumulative from such date as may be fixed. All dividends accrued or declared (as the case may be) on the Preferred Stock shall be fully paid, or set apart for payment, before any dividends on any class of Common Stock shall be paid or set apart for payment. Accruals for dividends shall not bear interest. Dividends in full shall not be declared and set apart for payment or paid on the Preferred Stock of any series for any particular dividend period unless dividends in full have been paid or are contemporaneously declared and set apart for payment on the Preferred Stock of all series then outstanding, for all the dividend periods terminating at or before the end of the particular dividend period. If the stated dividends on the Preferred Stock are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

                              (2)  The corporation may, by action of its
                         Board of Directors and in the manner hereinafter provided (except as further or different requirements may by issue resolution be made applicable to a particular series of the Preferred Stock), redeem the whole or any part of any series of the Preferred Stock, at any time or from time to time, by paying the redemption price of the shares of the particular series fixed therefor as herein provided, together with a sum in the case of each share of each series so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption dated paid thereon. No Preferred Stock shall be called for redemption while any dividend for a past dividend period shall be in arrears on any share of any series of said stock.

                              (3)  Upon any dissolution, liquidation or
                         winding up of the corporation, whether voluntary or involuntary, the holders of the Preferred Stock of each and every series then outstanding shall be entitled to receive out of the net assets of the corporation, whether capital or surplus, the sums per share fixed for the shares of the respective series and payable upon such dissolution, liquidation or winding up, plus, in the case of each share, an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, before any distribution of the assets of the corporation shall be made to the holders of any class of Common Stock.

                         If the assets distributable on such dissolution,
                    liquidation or winding up shall be insufficient to permit the payment to the holders of the Preferred Stock of the full amounts to which they respectively are entitled as aforesaid, then said assets shall be distributed ratably among the holders of the respective series of Preferred Stock in proportion to the amounts which would be payable on such dissolution, liquidation or winding up, if all such amounts were paid in full in preference and priority over the shares of any class of Common Stock.

                         The sale, conveyance, exchange or transfer of all
                    or substantially all of the property of the corpora-tion, or the merger or consolidation into or with any other corporation, shall not be deemed a dissolution, liquidation or winding up for the purposes hereof.

                              (4) Nothing herein contained shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the Preferred Stock.

                              (5)  No holder of the Preferred Stock of the
                         corporation shall have any preemptive right to purchase or subscribe for any part of the unissued stock of the corporation or of any stock of the corporation to be issued by reason of any increase of the authorized capital stock of the corporation, or to purchase or subscribe for any bonds, certificates or indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the corporation or to purchase or subscribe for any stock of the corporation purchased by the corporation or by its nominee or nominees, or to have any other preemptive rights as now or hereafter defined by applicable laws.

                              (6)  Except as and to the extent otherwise
                         provided by this Certificate or by issue resolu-tions relating to shares of a particular series of Preferred Stock or applicable laws, the Preferred Stock shall not entitle any holder thereof to vote at any meeting of stockholders or election of the corporation, or otherwise to participate in any action taken by the corporation or the stockholders thereof. Except when some mandatory provision of law shall be controlling and, as regards the special rights of any series of the Preferred Stock, as provided in the resolutions creating such series, whenever shares of two or more particular series of the Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the corporation by classes may now or hereafter be required.

                    5. The Board of Directors is authorized to make, alter or repeal the Bylaws of the corporation. Election of Directors need not be by ballot.

                    6. The name and mailing address of the Incorporator is:

                              Mary Genevieve Rich
                              1000 Kearns Building
                              136 South Main Street
                              Salt Lake City, Utah 84101

          The powers of the Incorporator are to terminate upon the filing of this Certificate.

                    7. The names and addresses of the original Board of Directors, who are to serve until the first annual meeting of stockholders or until their successors are elected and qualify, are:

                              James M. Mantle
                              8777 East Via de Ventura
                              Suite 100
                              Scottsdale, Arizona 85258

                              Stephen T. White
                              8777 East Via de Ventura
                              Suite 100
                              Scottsdale, Arizona 85258

                              Robert K. Bench
                              710 Crandall Bldg.
                              10 West 100 South
                              Salt Lake City, Utah 84101

                    8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                    9. The corporation shall, to the fullest extent per-mitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                    I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of December, 1985.



                                             /s/ Mary Genevieve Rich
                                             -------------------------
                                             Mary Genevieve Rich

                   FIRST AMENDMENT TO CERTIFICATE OF INCORPORATION
                                          OF
                                  MW COMPANIES, INC.



                    Pursuant to section 242 of the General Corporation Law of the state of Delaware, MW Companies, Inc., a Delaware corporation, hereinafter referred to as the "Corporation," hereby adopts the following first amendment to its certificate of incorporation.

                    1.   The   certificate   of   incorporation    of   the
          Corporation is hereby amended by deleting article 1 thereof in its entirety and substituting the following therefor:


                                      ARTICLE 1
                                         NAME

                         The name of the  Corporation hereby created  shall
                    be Caldera, Inc. (hereinafter referred to as the "Corporation").

                    2.   The   certificate   of   incorporation    of   the
          Corporation is hereby amended by adding the following article 10:


                                      ARTICLE 10
                               LIMITATION ON LIABILITY

                         A  director  of  the  Corporation  shall  have  no
                    personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

                    3. Except as specifically provided herein, the provisions of the Corporation's certificate of incorporation shall remain unamended and shall continue in full force and effect.

                    4. By execution of this First Amendment to Certificate of Incorporation, the president and the secretary of the Corporation do hereby certify that the foregoing Amendment to certificate of incorporation of MW Companies, Inc., was authorized and approved on June 3, 1988, at a duly called and held special meeting of its shareholders. On May 10, 1988, the record date for such meeting, there were 2,293,333 shares of common stock of the Corporation issued and outstanding. Each of the common shares is entitled to one vote. At the special meeting, 2,081,413 shares of common stock were voted in favor of each of the above amendments and no shares of common stock were voted against such amendments. As a result, each amendment was approved by 91% of the total voting power of the Corporation.

                    DATED this 8th day of August, 1988.


                                             MW COMPANIES, INC.



                                             By: /s/ Robert K. Bench
                                                ----------------------
                                                Robert K. Bench, President



                                             By: /s/ Mary Bench
                                                ---------------------
                                                Mary Bench, Secretary


          STATE OF UTAH            )
                                   :ss
          COUNTY OF SALT LAKE      )


                    On the 8th day of August, 1988, personally appeared before me Robert K. Bench and Mary Bench, who being by me duly sworn did say, each for himself/herself, that he, the said Robert
          K. Bench, is the president, and she, the said Mary Bench, is the secretary, of MW Companies, Inc., and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its board of directors, and Robert
          K. Bench and Mary Bench each duly acknowledged to me that said corporation executed the same and that the seal affixed is the seal of said corporation.


                                             [Notary Signature]
                                             -------------------------
                                             Notary Public
                                             Residing in Salt Lake City, UT
                                                         ------------------


          My Commission Expires: Jan. 15, 1993
                                 --------------

                                  STATE OF DELAWARE
                               CERTIFICATE FOR RENEWAL
                                AND REVIVAL OF CHARTER


                    CALDERA, INC., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

                    1.   The name of this corporation is CALDERA, INC.

                    2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, Zip Code 19801 County of New Castle. The name and address of its registered agent is The Corporation Trust Company.

                    3. The date of filing of the original Certificate of Incorporation in Delaware was December 20, 1985.

                    4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February 1991 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

                    5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1991 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

                         IN TESTIMONY  WHEREOF, and in compliance  with the
                    provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Ron Mann the last and acting authorized officer hereunto set his/her hand to this certificate this 12th day of May 1997.



                                             By: /s/ Ronald K. Mann
                                                ----------------------

                                        TITLE OF OFFICER: Secretary
                                                         -----------

                                        BYLAWS

                                          OF

                                    CALDERA, INC.

                                A DELAWARE CORPORATION

                                  TABLE OF CONTENTS


                                                                       Page

          ARTICLE I.     OFFICES  . . . . . . . . . . . . . . . . . . . . 1
                    Section 1.01   Registered Office  . . . . . . . . . . 1
                    Section 1.02   Locations of Offices . . . . . . . . . 1

          ARTICLE II.    STOCKHOLDERS . . . . . . . . . . . . . . . . . . 1
                    Section 2.01   Annual Meeting . . . . . . . . . . . . 1
                    Section 2.02   Special Meetings . . . . . . . . . . . 1
                    Section 2.03   Place of Meetings  . . . . . . . . . . 1
                    Section 2.04   Notice of Meetings . . . . . . . . . . 2
                    Section 2.05   Waiver of Notice . . . . . . . . . . . 2
                    Section 2.06   Fixing Record Date . . . . . . . . . . 2
                    Section 2.07   Voting Lists . . . . . . . . . . . . . 2
                    Section 2.08   Quorum . . . . . . . . . . . . . . . . 3
                    Section 2.09   Vote Required  . . . . . . . . . . . . 3
                    Section 2.10   Voting of Stock  . . . . . . . . . . . 3
                    Section 2.11   Proxies  . . . . . . . . . . . . . . . 3
                    Section 2.12   Written Consent to Action by
                                   Stockholders . . . . . . . . . . . . . 4

          ARTICLE III.   DIRECTORS  . . . . . . . . . . . . . . . . . . . 4
                    Section 3.01   Number, Term, and
                                   Qualifications . . . . . . . . . . . . 4
                    Section 3.02   Vacancies and Newly Created
                                   Directorships  . . . . . . . . . . . . 4
                    Section 3.03   General Powers . . . . . . . . . . . . 4
                    Section 3.04   Regular Meetings . . . . . . . . . . . 4
                    Section 3.05   Special Meetings . . . . . . . . . . . 5
                    Section 3.06   Meetings by Telephone
                                   Conference Call  . . . . . . . . . . . 5
                    Section 3.07   Notice . . . . . . . . . . . . . . . . 5
                    Section 3.08   Quorum . . . . . . . . . . . . . . . . 5
                    Section 3.09   Manner of Acting . . . . . . . . . . . 5
                    Section 3.10   Compensation . . . . . . . . . . . . . 5
                    Section 3.11   Presumption of Assent  . . . . . . . . 5
                    Section 3.12   Resignations . . . . . . . . . . . . . 6
                    Section 3.13   Written Consent to Action by
                                   Directors  . . . . . . . . . . . . . . 6
                    Section 3.14   Removal  . . . . . . . . . . . . . . . 6

          ARTICLE IV.    OFFICERS . . . . . . . . . . . . . . . . . . . . 6
                    Section 4.01   Number . . . . . . . . . . . . . . . . 6
                    Section 4.02   Election, Term of Office, and
                                   Qualifications . . . . . . . . . . . . 6
                    Section 4.03   Subordinate Officers, Etc. . . . . . . 7
                    Section 4.04   Resignations . . . . . . . . . . . . . 7
                    Section 4.05   Removal  . . . . . . . . . . . . . . . 7
                    Section 4.06   Vacancies and Newly Created
                                   Offices  . . . . . . . . . . . . . . . 7
                    Section 4.07   The Chairman of the Board  . . . . . . 7
                    Section 4.08   The President  . . . . . . . . . . . . 7
                    Section 4.09   The Vice Presidents  . . . . . . . . . 8
                    Section 4.10   The Secretary  . . . . . . . . . . . . 8
                    Section 4.11   The Treasurer  . . . . . . . . . . . . 9
                    Section 4.12   General Manager  . . . . . . . . . .  10
                    Section 4.13   Salaries . . . . . . . . . . . . . .  10
                    Section 4.14   Surety Bonds . . . . . . . . . . . .  10

          ARTICLE V.     EXECUTION OF INSTRUMENTS, BORROWING
                         OF MONEY, AND DEPOSIT OF CORPORATE
                         FUNDS  . . . . . . . . . . . . . . . . . . . .  10
                    Section 5.01   Execution of Instruments . . . . . .  10
                    Section 5.02   Loans  . . . . . . . . . . . . . . .  11
                    Section 5.03   Deposits . . . . . . . . . . . . . .  11
                    Section 5.04   Checks, Drafts, Etc. . . . . . . . .  11
                    Section 5.05   Bonds and Debentures . . . . . . . .  11
                    Section 5.06   Sale, Transfer, Etc. of
                                   Securities . . . . . . . . . . . . .  11
                    Section 5.07   Proxies  . . . . . . . . . . . . . .  12

          ARTICLE VI.    CAPITAL SHARES . . . . . . . . . . . . . . . .  12
                    Section 6.01   Stock Certificates . . . . . . . . .  12
                    Section 6.02   Transfer of Stock  . . . . . . . . .  12
                    Section 6.03   Regulations  . . . . . . . . . . . .  12
                    Section 6.04   Maintenance of Stock Ledger at
                                   Principal Place of Business  . . . .  13
                    Section 6.05   Transfer Agents and
                                   Registrars . . . . . . . . . . . . .  13
                    Section 6.06   Closing of Transfer Books and Fixing
                                   of Record Date . . . . . . . . . . .  13
                    Section 6.07   Lost or Destroyed
                                   Certificates . . . . . . . . . . . .  13

          ARTICLE VII.   EXECUTIVE COMMITTEE AND OTHER COMMITTEES . . .  14
                    Section 7.01   How Constituted  . . . . . . . . . .  14
                    Section 7.02   Powers . . . . . . . . . . . . . . .  14
                    Section 7.03   Proceedings  . . . . . . . . . . . .  14
                    Section 7.04   Quorum and Manner of Acting  . . . .  14
                    Section 7.05   Resignations . . . . . . . . . . . .  14
                    Section 7.06   Removal  . . . . . . . . . . . . . .  15
                    Section 7.07   Vacancies  . . . . . . . . . . . . .  15
                    Section 7.08   Compensation . . . . . . . . . . . .  15

          ARTICLE VIII.  INDEMNIFICATION, INSURANCE, AND
                         OFFICER AND DIRECTOR CONTRACTS . . . . . . . .  15
                    Section 8.01   Indemnification: Third Party
                                   Actions  . . . . . . . . . . . . . .  15
                    Section 8.02   Indemnification: Corporate
                                   Actions  . . . . . . . . . . . . . .  16
                    Section 8.03   Determination  . . . . . . . . . . .  16
                    Section 8.04   Advances . . . . . . . . . . . . . .  16
                    Section 8.05   Scope of Indemnification . . . . . .  16
                    Section 8.06   Insurance  . . . . . . . . . . . . .  17
                    Section 8.07   Officer and Director
                                   Contracts  . . . . . . . . . . . . .  17

          ARTICLE IX.    FISCAL YEAR  . . . . . . . . . . . . . . . . .  17

          ARTICLE X.     DIVIDENDS  . . . . . . . . . . . . . . . . . .  18

          ARTICLE XI.    AMENDMENTS . . . . . . . . . . . . . . . . . .  18

          CERTIFICATE OF SECRETARY  . . . . . . . . . . . . . . . . . .  19

                                        BYLAWS
                                          OF
                                    CALDERA, INC.



                                      ARTICLE I.
                                       OFFICES

               Section 1.01  Registered Office.  The registered office shall
                             ------------------
          be in the city of Wilmington, county of New Castle, state of Delaware.

               Section 1.02  Locations of Offices.  The corporation may also
                             --------------------
          have offices at such other places both within and without the state of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                     ARTICLE II.
                                     STOCKHOLDERS

               Section 2.01   Annual Meeting.  The annual meeting of the
                              --------------
          stockholders shall be held within 180 days after the end of the corporation's fiscal year at such time as is designated by the board of directors and as is provided for in the notice of the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

               Section 2.02   Special Meetings.  Special meetings of the
                              ----------------
          stockholders may be called at any time by the chairman of the board, the president, or by the board of directors, or in their absence or disability, by any vice president, and shall be immediately called by the president, or in his absence or disability, by a vice president, or by the secretary, on the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, such written request to state the purpose, or purposes, of the meeting and to be delivered to the president, such vice president or the secretary. In case of failure to call such meeting within 90 days after such request, such stockholder or stockholders may call the same.

               Section 2.03  Place of Meetings.  The board of directors may
                             -----------------
          designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state of incorporation, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.

               Section 2.04  Notice of Meetings. The secretary or assistant
                             ------------------
          secretary, if any, shall cause notice of the time, place, and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least ten but not more than 60 days prior to the meeting, to each stockholder of record entitled to vote.

               Section 2.05   Waiver of Notice.  Any stockholder may waive
                              ----------------
          notice of any meeting of stockholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting), signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether waiver, consent, or approval is signed or any objections are made, unless attendance is solely for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

               Section 2.06   Fixing Record Date.  For the purpose of
                              ------------------
          determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or stockholder entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting, the day preceding the date on which notice of the meeting is mailed shall be the record date. For any other purpose, the record date shall be the close of business on the date on which the resolution of the board of directors pertaining thereto is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof. Failure to comply with this section shall not affect the validity of any action taken at a meeting of stockholders.

               Section 2.07  Voting Lists.  The officers of the corporation
                             ------------
          shall cause to be prepared from the stock ledger at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

               Section 2.08   Quorum.  Stock representing one-third of the
                              ------
          voting power of all outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               Section 2.09  Vote Required.  When a quorum is present at any
                             -------------
          meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the statutes of the state of Delaware or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

               Section 2.10  Voting of Stock.  Unless otherwise provided in
                             ---------------
          the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation's capital stock by the certificate of incorporation.

               Section 2.11  Proxies.  At each meeting of the stockholders,
                             -------
          each stockholder entitled to vote shall be entitled to vote in person or by proxy; PROVIDED, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the stock so held and the persons whose shares are pledged shall be entitled to vote, unless the transfer by the pledgor in the books and records of the corporation shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his proxy, may represent such stock and vote thereon. No proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period.

               Section 2.12   Written Consent to Action by Stockholders.
                              -----------------------------------------
          Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                     ARTICLE III.
                                      DIRECTORS

               Section 3.01   Number, Term, and Qualifications.  The number
                              --------------------------------
          of directors which shall constitute the whole board shall be not less than three nor more than nine. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting of the stockholders or a special meeting called for such purpose, except as provided in section 3.02 of this article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the state of incorporation or stockholders of the corporation.

               Section 3.02   Vacancies and Newly Created Directorships.
                              -----------------------------------------
          Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

               Section 3.03   General Powers.  The business of the
                              --------------
          corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

               Section 3.04   Regular Meetings.  A regular meeting of the
                              ----------------
          board of directors shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

               Section 3.05   Special Meetings.  Special meetings of the
                              ----------------
          board of directors may be called by or at the request of the president, vice president, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the board of directors called by them.

               Section 3.06  Meetings by Telephone Conference Call. Members
                             -------------------------------------
          of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

               Section 3.07  Notice. Notice of any special meeting shall be
                             ------
          given at least five days prior thereto by written notice delivered personally or mailed to each director at his regular business address or residence, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

               Section 3.08  Quorum.  A majority of the number of directors
                             ------
          shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

               Section 3.09  Manner of Acting. The act of a majority of the
                             ----------------
          directors present at a meeting at which a quorum is present shall be the act of the board of directors, and individual directors shall have no power as such.

               Section 3.10   Compensation.  By resolution of the board of
                              ------------
          directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

               Section 3.11   Presumption of Assent.  A director of the
                              ---------------------
          corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

               Section 3.12   Resignations.  A director may resign at any
                              ------------
          time by delivering a written resignation to either the president, a vice president, the secretary, or assistant secretary, if any. The resignation shall become effective on its acceptance by the board of directors; PROVIDED, that if the board has not acted thereon within ten days from the date presented, the resignation shall be deemed accepted.

               Section 3.13   Written Consent to Action by Directors.  Any
                              --------------------------------------
          action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

               Section 3.14   Removal.  At a meeting expressly called for
                              -------
          that purpose, one or more directors may be removed by a vote of a majority of the shares of outstanding stock of the corporation entitled to vote at an election of directors.


                                     ARTICLE IV.
                                       OFFICERS

               Section 4.01  Number.  The officers of the corporation shall
                             ------
          be a president, one or more vice presidents, as shall be determined by resolution of the board of directors, a secretary, a treasurer, and such other officers as may be appointed by the board of directors. The board of directors may elect, but shall not be required to elect, a chairman of the board, and the board of directors may appoint a general manager.

               Section 4.02   Election, Term of Office, and Qualifications.
                              --------------------------------------------
          The officers shall be chosen by the board of directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the board of directors, officers may be chosen at any regular or special meeting of the board of directors. Each such officer (whether chosen at an annual meeting of the board of directors to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the board of directors and until his successor shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these bylaws. Any one person may hold any two or more of such offices, except that the president shall not also be the secretary. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office. The chairman of the board, if any, shall be and remain director of the corporation during the term of his office. No other officer need be a director.

               Section 4.03   Subordinate Officers, Etc.  The board of
                              --------------------------
          directors  from time to time  may appoint such  other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the board of directors from time to time may determine. The board of directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be stockholders or directors.

               Section 4.04   Resignations.  Any officer may resign at any
                              ------------
          time by delivering a written resignation to the board of directors, the president, or the secretary. Unless otherwise specified therein, such resignation shall take effect on delivery.

               Section 4.05   Removal.  Any officer may be removed from
                              -------
          office at any special meeting of the board of directors called for that purpose or at a regular meeting, by the vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of section 4.03 hereof may also be removed, either with or without cause, by any officer on whom such power of removal shall have been conferred by the board of directors.

               Section 4.06   Vacancies and Newly Created Offices.  If any
                              -----------------------------------
          vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the board of directors at any regular or special meeting.

               Section 4.07  The Chairman of the Board. The chairman of the
                             -------------------------
          board, if there be such an officer, shall have the following powers and duties:

                    (a)  He shall preside at all stockholders' meetings;

                    (b) He shall preside at all meetings of the board of directors; and

                    (c) He shall be a member of the executive committee, if any.

               Section 4.08   The President.  The president shall have the
                              -------------
          following powers and duties:

                    (a) If no general manager has been appointed, he shall be the chief executive officer of the corporation and, subject to the direction of the board of directors, shall have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents;

                    (b) If no chairman of the board has been chosen, or if such officer is absent or disabled, he shall preside at meetings of the stockholders and board of directors;

                    (c) He shall be a member of the executive committee, if any;

                    (d)  He   shall  be  empowered   to  sign  certificates
               representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

                    (e) He shall have all power and perform all duties normally incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

               Section 4.09   The Vice Presidents.  The board of directors
                              -------------------
          may, from time to time, designate and elect one or more vice presidents, one of whom may be designated to serve as executive vice president. Each vice president shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the president. At the request or in the absence or disability of the president, the executive vice president or, in the absence or disability of the executive vice president, the vice president designated by the board of directors or (in the absence of such designation by the board of directors) by the president, as senior vice president, may perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the president.

               Section 4.10   The Secretary.  The secretary shall have the
                              -------------
          following powers and duties:

                    (a) He shall keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the board of directors in books provided for that purpose;

                    (b) He shall cause all notices to be duly given in accordance with the provisions of these bylaws and as required by statute;

                    (c) He shall be the custodian of the records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these bylaws, and when so affixed, he may attest the same;

                    (d) He shall see that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

                    (e) He shall have charge of the stock ledger and books of the corporation and cause such books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the amount of stock held by each holder and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, on application, the original or duplicate stock ledger. He shall cause the stock ledger referred to in section 6.04 hereof to be kept and exhibited at the principal office of the corporation, or at such other place as the board of directors shall determine, in the manner and for the purpose provided in such section;

                    (f)  He  shall  be   empowered  to  sign   certificates
               representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

                    (g) He shall perform in general all duties incident to the office of secretary and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

               Section 4.11   The Treasurer.  The treasurer shall have the
                              -------------
          following powers and duties:

                    (a)  He shall  have charge and supervision  over and be
               responsible  for  the  monies,  securities,   receipts,  and
               disbursements of the corporation;

                    (b) He shall cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with section 5.03 hereof;

                    (c) He shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in section
               5.04 hereof) drawn on the authorized depositories of the corporation, and cause to be taken and preserved property vouchers for all monies disbursed;

                    (d) He shall render to the board of directors or the president, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called on to do so;

                    (e) He shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any directors on request during business hours;

                    (f) He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation; and

                    (g) He shall perform in general all duties incident to the office of treasurer and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

               Section 4.12   General Manager.  The board of directors may
                              ---------------
          employ and appoint a general manager who may, or may  not, be one
          of the officers  or directors  of the corporation.   The  general
          manager, if any, shall have the following powers and duties:

                    (a) He shall be the chief executive officer of the corporation and, subject to the directions of the board of directors, shall have general charge of the business affairs and property of the corporation and general supervision over its officers, employees, and agents;

                    (b) He shall have the exclusive management of the business of the corporation and of all of its dealings, but at all times subject to the control of the board of directors;

                    (c) Subject to the approval of the board of directors or the executive committee, if any, he shall employ all employees of the corporation, or delegate such employment to subordinate officers, or such division chiefs, and shall have authority to discharge any person so employed; and

                    (d) He shall make a report to the president and directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the corporation, and shall perform such other duties as the board of directors shall require.

               Section 4.13   Salaries.  The salaries or other compensation
                              --------
          of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

               Section 4.14   Surety Bonds.  In case the board of directors
                              ------------
          shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned on the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come into his hands.


                                      ARTICLE V.
                    EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
                            AND DEPOSIT OF CORPORATE FUNDS

               Section 5.01   Execution of Instruments.  Subject to any
                              ------------------------
          limitation contained in the certificate of incorporation or these bylaws,  the  president  or any  vice  president  or the  general manager, if any, may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the board of directors. The board of directors may, subject to any limitation contained in the certificate of incorporation or in these bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

               Section 5.02  Loans.  No loan or advance shall be contracted
                             -----
          on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the board of directors. Any such authorization may be general or confined to specific instances.

               Section 5.03   Deposits.  All monies of the corporation not
                              --------
          otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the board of directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the board of directors.

               Section 5.04   Checks, Drafts, Etc.  All notes, drafts,
                              --------------------
          acceptances, checks, endorsements, and, subject to the provisions of these bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the board of directors from time to time may determine.

               Section 5.05  Bonds and Debentures.  Every bond or debenture
                             --------------------
          issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or a vice president and by the secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

               Section 5.06   Sale, Transfer, Etc. of Securities.  Sales,
                              ----------------------------------
          transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the corporation, and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the president, or by any vice president, together with the secretary, or by any officer or agent thereunto authorized by the board of directors.

               Section 5.07  Proxies.  Proxies to vote with respect to stock
                             -------
          of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the president or any vice president and the secretary or assistant secretary of the corporation, or by any officer or agent thereunder authorized by the board of directors.


                                     ARTICLE VI.
                                    CAPITAL SHARES

               Section 6.01   Stock Certificates.  Every holder of stock in
                              ------------------
          the corporation shall  be entitled to have  a certificate, signed by the president or any vice president and the secretary or assistant secretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class or series of stock owned by him in the corporation; PROVIDED, however, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such president, vice president, secretary, or assistant secretary may be a facsimile. In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it, or whose facsimile signature or signatures shall have been used thereon, has not ceased to be such officer. Certificates representing stock of the corporation shall be in such form as provided by the statutes of the state of incorporation. There shall be entered on the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the stock represented thereby, the number and kind, class or series of such stock, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "canceled" with the date of cancellation.

               Section 6.02   Transfer of Stock.  Transfers of stock of the
                              -----------------
          corporation shall be made on the books of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such stock. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

               Section 6.03   Regulations.  Subject to the provisions of
                              -----------
          articles IV and V of the certificate of incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

               Section 6.04  Maintenance of Stock Ledger at Principal Place
                             ----------------------------------------------
          of Business.  A stock ledger (or ledgers where more than one kind,
          -----------
          class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the board of directors shall determine, containing the names alphabetically arranged of original stockholders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class
          of  stock  held  by  each.    Such  stock ledgers  shall  at  all
          reasonable hours be subject to inspection by persons entitled by law to inspect the same.

               Section 6.05   Transfer Agents and Registrars.  The board of
                              ------------------------------
          directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation, and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

               Section 6.06  Closing of Transfer Books and Fixing of Record
                             ----------------------------------------------
          Date.
          ----
                    (a) The board of directors shall have power to close the stock ledgers of the corporation for a period of not to exceed 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose.

                    (b) In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a record date for the determination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

                    (c) If the stock ledgers shall be closed or a record date set for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for or such record date shall be at least ten days immediately preceding such meeting.

               Section 6.07   Lost or Destroyed Certificates.  The
                              ------------------------------
          corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such form and amount as the board of directors may direct, and with such surety or sureties as may be satisfactory to the board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.


                                     ARTICLE VII.
                       EXECUTIVE COMMITTEE AND OTHER COMMITTEES

               Section 7.01   How Constituted.  The board of directors may
                              ---------------
          designate an executive committee and such other committees as the board of directors may deem appropriate, each of which committees shall consist of one or more directors. Members of the executive committee and of any such other committee shall be designated annually at the annual meeting of the board of directors; PROVIDED, however, that at any time the board of directors may abolish or reconstitute the executive committee or any such other committee. Each member of the executive committee and of any such other committee shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these bylaws.

               Section 7.02  Powers.  During the intervals between meetings
                             ------
          of the board of directors, the executive committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the corporation, except for the power to fill vacancies in the board of directors or to amend these bylaws, and except for such powers as by law may not be delegated by the board of directors to an executive committee.

               Section 7.03  Proceedings. The executive committee, and such
                             -----------
          other committees as may be designated hereunder by the board of directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it shall determine from time to time. It will keep a record of its proceedings and shall report such proceedings to the board of directors at the meeting of the board of directors next following.

               Section 7.04   Quorum and Manner of Acting.  At all meetings
                              ---------------------------
          of the executive committee, and of such other committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the executive committee, and of such other committees as may be designated hereunder by the board of directors, shall act only as a committee and the individual members thereof shall have no powers as such.

               Section 7.05   Resignations.  Any member of the executive
                              ------------
          committee, and of such other committees as may be designated hereunder by the board of directors, may resign at any time by delivering a written resignation to either the president, the secretary, or assistant secretary, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect on delivery.

               Section 7.06   Removal.  The board of directors may at any
                              -------
          time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

               Section 7.07   Vacancies.  If any vacancy shall occur in the
                              ---------
          executive committee or of any other committee designated by the board of directors hereunder, by reason of disqualification, death, resignation, removal, or removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and continue to act, unless such committee consisted of more than one member prior to the vacancy or vacancies and is left with only one member as a result thereof. Such vacancy may be filled at any meeting of the board of directors.

               Section 7.08  Compensation.  The board of directors may allow
                             ------------
          a fixed sum and expenses of attendance to any member of the executive committee, or of any other committee designated by it hereunder, who is not an active salaried employee of the corporation for attendance at each meeting of the said committee.


                                    ARTICLE VIII.
                       INDEMNIFICATION, INSURANCE, AND OFFICER
                                AND DIRECTOR CONTRACTS

               Section 8.01   Indemnification: Third Party Actions.  The
                              ------------------------------------
          corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

               Section 8.02   Indemnification: Corporate Actions.  The
                              ----------------------------------
          corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

               Section 8.03  Determination.  To the extent that a director,
                             -------------
          officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under sections 8.01 or 8.02 hereof, unless ordered by a court, shall be made by the corporation only in the specific case on a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard or conduct set forth in sections 8.01 or 8.02 hereof. Such determination shall be made either (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

               Section 8.04   Advances.  Expenses incurred by an officer or
                              --------
          director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this section. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as the board of directors deems appropriate.

               Section 8.05  Scope of Indemnification.  The indemnification
                             ------------------------
          and advancement of expenses provided by, or granted pursuant to, sections 8.01, 8.02, and 8.04:

                    (a) Shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

                    (b) Shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

               Section 8.06   Insurance.  The corporation may purchase and
                              ---------
          maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability.

               Section 8.07  Officer and Director Contracts. No contract or
                             ------------------------------
          other transaction between the corporation and one or more of its directors or officers, or between the corporation and any corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because the vote or votes of each director or officer are counted for such purpose, if:

                    (a) The material facts of the relationship or interest are disclosed or known to the board of directors or committee and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum;

                    (b) The material facts of the relationship or interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or

                    (c) The contract or transaction is fair as to the corporation at the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders.


                                     ARTICLE IX.
                                     FISCAL YEAR

               The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                      ARTICLE X.
                                      DIVIDENDS

               The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the certificate of incorporation and bylaws.


                                     ARTICLE XI.
                                      AMENDMENTS

               All bylaws of the corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration, or repeal, and new bylaws may be made, except that:

                    (a) No bylaw adopted or amended by the stockholders shall be altered or repealed by the board of directors; and

                    (b) No bylaw shall be adopted by the board of directors which shall require more than the stock representing a majority of the voting power for a quorum at a meeting of stockholders, or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law; PROVIDED, however, that

                         (i) If any bylaw regulating an impending election of directors is adopted or amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors, the bylaws so adopted or amended or repealed, together with a concise statement of the changes made; and

                         (ii) No  amendment, alteration, or  repeal of this
                    article XI shall be made except by the stockholders.

                               CERTIFICATE OF SECRETARY

               The undersigned does hereby certify that she is the secretary of Caldera, Inc., a corporation duly organized and existing under and by virtue of the laws of the state of Delaware; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation by unanimous consent dated September 7, 1988, and that the above and foregoing bylaws are now in full force and effect and supersede and replace any prior bylaws of the corporation.

               DATED this 7th day of September, 1988.


                                         /s/ Mary Bench
                                        ------------------
                                        Mary Bench, Secretary